UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                  SCHEDULE 13D

                    UNDER THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. ___)*

                                 Stratasys, Inc.
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                                (Name of Issuer)


                          Common Stock, $.01 Par Value
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                         (Title of Class of Securities)


                                    862685104
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                                 (CUSIP Number)

                               Donald D. Westfall
                            Associate General Counsel
            Old Orchard Road [1C-65], Armonk, NY 10504 (914) 765-4478
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   (Name, Address and Telephone Number of Person Authorized to Receive Notices
                               and Communications)

                                 January 1, 1995
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             (Date of Event which Requires Filing of This Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box |_|.

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be filed for the purpose of Section 18 of the Securities Exchange Act of 1934
(Act) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                 SCHEDULE 13D

CUSIP No. 862685104                                  Page ______ of ______ Pages
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1     Name of Reporting Person
      S.S. or I.R.S. Identification No. of Above Person

      International Business Machines Corporation
      13-0871985
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2     Check the Appropriate Box If a Member of a Group*                  a.  |_|
                                                                         b.  |_|
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3     SEC Use Only

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4     Source of Funds*

      00
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5     Check Box If Disclosure of Legal Proceedings Is Required Pursuant to Item
      2(d) or 2(e)                                                           |_|

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6     Citizenship or Place of Organization

      New York
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                  7     Sole Voting Power
  Number of
   Shares               500,000 shares
Beneficially            --------------------------------------------------------
  Owned By        8     Shared Voting Power
    Each
  Reporting
   Person               --------------------------------------------------------
    With          9     Sole Dispositive Power

                        500,000 shares
                        --------------------------------------------------------
                  10    Shared Dispositive Power


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11    Aggregate Amount Beneficially Owned by Each Reporting Person

      500,000 shares
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12    Check Box If the Aggregate Amount in Row (11) Excludes Certain Shares* |_|


--------------------------------------------------------------------------------
13    Percent of Class Represented By Amount in Row (11)

      14.8%
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14    Type of Reporting Person*

      CO
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                     *SEE INSTRUCTIONS BEFORE FILLING OUT!

                                                                          2 of 7

Item 1. Security and Issuer

            This statement relates to the common stock, par value $.01 per share (the "Common Stock"), of Stratasys, Inc. (the "Company"), a Delaware corporation with its principal executive offices at 14950 Martin Drive, Eden Prairie, Minnesota 55344.

Item 2. Identity and Background

            International Business Machines Corporation ("IBM") is a New York corporation with its principal office and business at Old Orchard Road, Armonk, New York 10504. IBM develops, manufactures and sells advanced information processing products, including computers and microelectronic technology, software, networking systems and information technology-related services.

            The attached Schedule I is a list of the directors and executive officers of IBM which contains the following information with respect to each such person:

            (a) name;

            (b) business address;

            (c) present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted; and

            (d) citizenship.

            During the last five years, neither IBM nor, to the best of IBM's knowledge, any person named in Schedule I has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or state securities laws or finding any violations with respect to such laws.

Item 3. Source and Amount of Funds or Other Consideration

            The 500,000 shares of Common Stock issued to IBM by the Company were acquired as partial consideration for IBM entering into the arrangement described in Item 4.

Item 4. Purpose of the Transaction

            The 500,000 shares of Common Stock were issued to IBM in connection with IBM's assignment to the Company of certain rapid prototyping technology developed by the IBM Thomas J. Watson Research Center. The technology assets assigned to the Company include patents and patent applications, copyrights, know-how and related documentation. The Company also acquired from IBM prototypes, components and other tangible personal property and was assigned contract rights. In addition to receiving the shares, IBM was paid $285,284.64 in cash by the Company.

            The shares were acquired by IBM for investment purposes. IBM does not have any plans or proposals which relate to (a) the acquisition by any person of additional securities of the Company, or the disposition of securities of the Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving the Company or any of its subsidiaries,
(c) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries, (d) any change in the present management of the Company or the present Board of Directors of the Company, (e) any material change in the present capitalization or dividend policy of the Company, (f) any other material change in the Company's business or corporate structure, (g) changes in the Company's charter or by-laws or other actions which may impede the acquisition of control of the Company by any other person, (h) causing a class of securities of the Company to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of the Company becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange

Act, or (j) any action similar to any of the foregoing actions.

            IBM reserves the right, based on its continuing review of its investment in the Company and subject to its obligations described in Item 6, to dispose of any or all of the shares of Common Stock owned by it and otherwise to change its intentions with respect to any or all of the matters referred to in this Item 4.

Item 5. Interest in Securities of the Company

            The only shares of the Company's Common Stock that IBM beneficially owns are the 500,000 shares of Common Stock referred to in Item 4 which shares represent approximately 14.83% of the outstanding Common Stock. IBM possesses the sole power to vote or direct the vote and to dispose of or direct the disposition of all shares of Common Stock beneficially owned by it, subject to its obligations described in Item 6.

            Except as described above, neither IBM nor, to IBM's knowledge, any person named in Schedule I beneficially owns any shares of Common Stock or has effected any transactions in Common Stock during the past 60 days.

Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Company.

            In connection with the sale of the shares to IBM, the Company and IBM entered into a Representations and Registration Rights Agreement dated as of January 1, 1995 (the "Agreement"), which is annexed hereto as an Exhibit. Pursuant to the Agreement, IBM has certain rights to cause the Company to register such shares for resale under the Securities Act of 1933. IBM's registration rights may be exercised after January 1, 1998, or after January 1, 1997, in connection with a registration otherwise filed by the Company, and such rights are subject to certain conditions and limitations described in the Agreement. The Agreement also provides that prior to selling or otherwise disposing of any of such shares (except (i) pursuant to a registration statement under the Securities Act of 1993, (ii) in the case of a transfer to an IBM subsidiary, (iii) in connection with a merger or consolidation of the Company,
(iv) in response to an offer for the Company's common stock which is available to substantially all the holders thereof or (v) to a transferee approved by the Company) IBM is required to give the Company the opportunity to purchase the shares IBM desires to sell at the then current market price.

Item 7. Material to be Filed as Exhibits

            Exhibit I. Representations and Registration Rights Agreement dated as of January 1, 1995, between Stratasys, Inc. and International Business Machines Corporation.

                  [Remainder of page intentionally left blank.]

                                    SIGNATURE

            After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Dated: January 10, 1995


                                    INTERNATIONAL BUSINESS
                                    MACHINES CORPORATION,

                                      by /s/ John E. Hickey
                                         -----------------------------------
                                         Name:  John E. Hickey
                                         Title: Vice President, Secretary &
                                                Assistant General Counsel

                                   SCHEDULE I

            Each of the persons beside whose name an asterisk appears is a director of IBM. Each of the persons named below is a citizen of the United States of America, except Fritz Gerber (Switzerland), John M. Thompson (Canada) and Lodewijk C. van Wachem (Netherlands). The business address of each person whose principal employment is with IBM is Old Orchard Road, Armonk, New York 10504.

                                Business address and principal
      Name                      occupation or employment
      ----                      ------------------------------

Harold Brown*                   Counselor, Center for Strategic and
                                International Studies, (CSIS), 1800 K Street NW,
                                Suite 400, Washington D.C. 20006

James E. Burke*                 Retired Chairman of the Board, Johnson &
                                Johnson, One Johnson & Johnson Plaza New
                                Brunswick, NJ 08933.

Fritz Gerber* -                 Chairman and Chief Executive Officer of Roche
Switzerland                     Holding Ltd., Grenzacherstr. 124, CH 4002 Basel,
                                Switzerland.

Louis V. Gerstner, Jr.*         Chairman of the Board and Chief Executive
                                Officer, IBM

Nannerl 0. Keohane*             President and Professor of Political Science,
                                Duke University, 207 Allen Building, Box 90001,
                                Durham, NC 27708

Charles F. Knight*              Chairman and Chief Executive Officer, Emerson
                                Electric Co., 8000 West Florissant Avenue, P.O.
                                Box 4100, St. Louis, MO 63136

J. Richard Munro*               Chairman of the Executive Committee, Time Warner
                                Inc., 75 Rockefeller Plaza, New York, NY 10019

Thomas S. Murphy*               Chairman of the Board, Capital Cities/ABC, Inc
                                77 W. 66th Street, New York, NY 10023

John B. Slaughter*              President, Occidental College, 1600 Campus Road,
                                Los Angeles, CA 90041

Lodewijk C. van Wachem* -       Chairman of the Supervisory Board, Royal Dutch
Netherlands                     Petroleum Company, 30 Carel van Bylandtlasn,
                                2596 HR, The Hague, Netherlands

Dr. Charles N. Vest*            President, Massachusetts Institute of
                                Technology, 77 Massachusetts Avenue, Cambridge,
                                MA 02139

Eldgar S. Woolard, Jr.*         Chairman and Chief Executive Officer, E.I. du
                                Pont de Nemours and Company, Inc., 1007 Market
                                Street, Wilmington, Delaware 19898

Jerome B. York*                 Senior Vice President and Chief Financial
                                Officer, IBM

J. Thomas Bouchard              Senior Vice President, IBM

James A. Cannavino              Senior Vice President, IBM

Nicholas N. Donofrio**          Senior Vice President, IBM

Donato A. Evangelista           Senior Vice President and General Counsel, IBM

Ned C. Lautenbach               Senior Vice President, IBM

John M. Thompson - Canada       Senior Vice President, IBM

G Richard Thoman                Senior Vice President, IBM

Patrick A. Toole                Senior Vice President, IBM

Jeffrey D. Serkes**             Vice President and Treasurer

Richard F. Wallman              Vice President and Controller


----------
** Position effective January 31, 1995

                                  EXHIBIT INDEX

                                                                 Page on Which
    Number  Document                                            Exhibit Appears
    ------  --------                                            ---------------

      1. Evidence of representative's authority to sign on behalf of IBM:

            Article VI Section 1 and Article V Section 11 of the
            Bylaws of IBM, as amended through June 28, 1994

      2. Representations and Registration Rights Agreement dated as of January 1, 1995 between Stratasys, Inc.
            and International Business Machines Corporation.